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                                     Exhibit 5.0

                Opinion and consent of Brobeck, Phleger & Harrison LLP


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                                  May 7, 1998




Spiros Development Corporation II, Inc.
7475 Lusk Boulevard
San Diego, CA  92121

          Re: Spiros Development Corporation II, Inc. Registration Statement on Form S-8 For Offering of 948,750 Shares of Common Stock
               -------------------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 948,750 shares of common stock ("Common Stock") of Spiros Development Corporation II, Inc. (the "Registrant") for issuance under the Registrant's 1997 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Registrant's Common Stock.

     We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in applicable law or in the facts stated or assumed herein which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to those matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant or the Common Stock.


                              Very truly yours,

                              /s/ BROBECK, PHLEGER & HARRISON LLP

                              BROBECK, PHLEGER & HARRISON LLP